                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                December 23, 1998


                             ASPEC TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


      000-22565                                   77-0298386
---------------------                 ------------------------------------
(Commission File No.)                 (IRS Employer Identification Number)


                             830 East Arques Avenue
                           Sunnyvale, California 94086
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (408) 774-2199
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

        On October 9, 1998, the Registrant announced it would restate its financial results for fiscal years 1996 and 1997. The purpose of this filing is to file the Company's audited financial statements for such years.

Item 7. Exhibits.

        (c)    Exhibits.
               Financial Statements for the fiscal years ended November 30, 1996 and 1997, audited by PricewaterhouseCoopers LLP.

                                    SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Aspec Technology, Inc.


Dated: December 23, 1998                By: /S/ Conrad Dell'Oca
                                            ------------------------------------
                                            Conrad Dell'Oca,
                                            Chief Executive Officer

        ASPEC TECHNOLOGY
        Financial Statements
        November 30, 1997 and 1996

Aspec Technology, Inc.
Index to Consolidated Financial Statements


Independent Accountants Report..........................................  2

Consolidated Balance Sheets.............................................  3

Consolidated Statements of Income.......................................  4

Consolidated Statements of Stockholders' Equity (Deficiency)............  5

Consolidated Statements of Cash Flows...................................  6

Note to Consolidated Financial Statements...............................  7

                         INDEPENDENT ACCOUNTANT'S REPORT




December 17, 1998

To the Board of Directors
Aspec Technology, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficiency) and cash flows present fairly, in all material respects, the consolidated financial position of Aspec Technology, Inc. and subsidiary as of November 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 13 to the consolidated financial statements, the Company has restated its 1997 and 1996 financial statements (previously audited by other independent auditors).

/s/ PricewaterCoopers LLP

ASPEC TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                                        NOVEMBER 30,
                                                                                  -----------------------
                                                                                     1997         1996
                                                                                  ----------     --------
ASSETS
Current Assets:
    Cash and equivalents                                                          $  2,524       $  6,341
    Accounts receivable (net of allowances of $300 in 1997 and 1996)
       Billed                                                                        3,943          5,620
       Unbilled                                                                        853            121
    Prepaid  expenses                                                                  507            586
    Deferred income taxes                                                            2,730            504
                                                                                  --------       --------
       Total current assets                                                         10,557         13,172

Property and equipment - net                                                         4,105          2,478
Other assets                                                                           243            216
                                                                                  --------       --------
                 TOTAL                                                            $ 14,905       $ 15,866
                                                                                  ========       ========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY):
Current liabilities:
    Accounts payable                                                              $    801       $    941
    Accrued liabilities                                                              2,379          1,937
    Income taxes payable                                                               321          2,050
    Customer advances                                                                3,979          4,700
                                                                                  --------       --------
       Total current liabilities                                                     7,480          9,628
                                                                                  ========       ========
Committments and contingencies (Notes 5 and 6)
Series A redeemable preferred stock, $.001 par value:
    130 shares designated and outstanding (liquidation
    value: $18,495)                                                                 14,168         13,345
Redeemable common stock, $.001 par value; shares
    outstanding 1996 and 1997 - 4,779                                                7,116          7,116
Stockholders' equity (deficiency):
    Preferred stock, $.001 par value; 5,000 authorized (excluding Series A
       redeemable preferred stock); none outstanding                                    --             --
    Common stock, $.001 par value; 75,000 shares
       authorized shares outstanding: 1996 - 17,941;
       1997 - 17,234                                                                 2,914          3,344
    Stockholders notes receivable                                                     (301)          (648)
    Deferred stock compensation                                                       (165)          (476)
    Retained earnings (deficit)                                                    (16,307)       (16,443)
                                                                                  --------       --------
       Total stockholders' deficiency                                              (13,859)       (14,223)
                                                                                  --------       --------
                 TOTAL                                                            $ 14,905       $ 15,866
                                                                                  ========       ========


  The accompanying notes are an integral part of these consolidated financial statements.

ASPEC TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                     YEAR ENDED
                                                    NOVEMBER 30,
                                                --------------------
                                                 1997          1996
                                                -------      -------
Revenue                                         $20,278      $14,999
Cost of revenue                                   8,763        4,702
                                                -------      -------
Gross profit                                     11,515       10,297
                                                -------      -------
Operating expenses:
       Research and development                   1,190          921
       Sales and marketing                        6,537        3,526
       General and administrative                 2,363        1,994
                                                -------      -------
             Total operating expenses            10,090        6,441
                                                =======      =======
Income from operations                            1,425        3,856
Interest income                                     173          310
                                                -------      -------
Income before income taxes                        1,598        4,166
Provision for income taxes                          639        1,708
                                                -------      -------
Net income                                          959        2,458
Accretion of redeemable preferred stock             823          392
                                                -------      -------
Income attributable to common stockholders      $   136       $2,066
                                                =======      =======
Basic earnings per share                        $  0.01       $ 0.10
                                                =======      =======
Basic average shares outstanding                 21,365       21,064
                                                =======      =======
Diluted earnings per share                      $  0.01       $ 0.09
                                                =======      =======
Diluted average shares outstanding               22,585       22,397
                                                =======      =======


  The accompanying notes are an integral part of these consolidated financial statements.

ASPEC TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(IN THOUSANDS)
--------------------------------------------------------------------------------


                                          NON REDEEMABLE                                                       TOTAL
                                           COMMON STOCK        STOCKHOLDER      DEFERRED       RETAINED     STOCKHOLDERS'
                                      ----------------------      NOTES           STOCK        EARNINGS        EQUITY
                                        SHARES       AMOUNT    RECEIVABLE      COMPENSATION    (DEFICIT)    (DEFICIENCY)
                                      ---------     -------    -----------     ------------   ----------    ------------
Balances, December 1, 1995             18,929        $  114     $      --        $   --       $ 1,684       $ 1,798
Sale of common stock (net of                                                                                     --
   costs of $260)                         508         1,900            --            --            --         1,900
Issuance of common stock under                                                                                   --
   stock purchase plan                  3,293         1,346          (648)         (582)           --           116
Repurchase of common stock                                                                                       --
   from founders and employees         (4,789)          (16)           --            --       (20,193)      (20,209)
Accretion of redeemable                                                                                          --
   preferred stock                         --            --            --            --          (392)         (392)
Amortization of deferred stock                                                                                   --
   compensation                            --            --            --           106            --           106
Net income                                 --            --            --            --         2,458         2,458
                                      -------       -------    ----------      --------       -------       -------
Balances, November 30, 1996            17,941         3,344          (648)         (476)      (16,443)      (14,223)
Issuance of common stock under
   stock option plans                       2            10            --            --            --            10
Repurchase of common stock
   from employees                        (709)         (440)          239           197            --            (4)
Accretion of redeemable
   preferred stock                         --            --            --            --          (823)         (823)
Collection of stockholders notes
   receivable                              --            --           108            --            --           108
Amortization of deferred stock
   compensation                            --            --            --           114                         114
Net income                                 --            --            --            --           959           959
                                      =======       =======    ==========      ========      ========      ========
Balances, November 30, 1997           $17,234       $ 2,914     $    (301)     $   (165)     $(16,307)     $(13,859)
                                      =======       =======    ==========      ========      ========      ========


  The accompanying notes are an integral part of these consolidated financial statements.

ASPEC TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(IN THOUSANDS)

                                                                            YEAR ENDED
                                                                           NOVEMBER 30,
                                                                  --------------------------
                                                                     1997             1996
                                                                  ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $    959        $ 2,458
Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                     1,570            737
    Deferred Income taxes                                            (2,226)          (422)
    Stock compensation expense                                          114            106
    Changes in assets and liabilities
       Accounts receivable:                                             945         (3,949)
       Prepaid expenses and other assets                                 52           (699)
       Accounts payable                                                (140)           845
       Accrued liabilities                                              442          1,269
       Income taxes payable                                          (1,729)           964
       Customer advances                                               (721)         3,302
                                                                   --------       --------
         NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES          (734)         4,611
                                                                   --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                              (3,197)        (2,463)
                                                                   --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                                 10          2,016
    Sale of redeemable common stock                                      --          7,116
    Sale of redeemable preferred stock                                   --         12,953
    Repurchase of common stock                                           (4)       (20,209)
    Collection of stockholder notes receivable                          108             --
                                                                   --------       --------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                        114          1,876
                                                                   --------       --------
Net increase (decrease) in cash and equivalents                      (3,817)         4,024
Cash and equivalents, beginning of period                             6,341          2,317
                                                                   --------       --------
CASH AND EQUIVALENTS, END OF PERIOD                                $  2,524       $  6,341
                                                                   ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for income taxes                                     $  4,594       $  1,166
                                                                   ========       ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
    FINANCING ACTIVITIES:
    Issuance of common stock for notes receivable                  $     --       $    648
                                                                   --------       --------
    Accretion of redeemable preferred stock                        $    823       $    392
                                                                   --------       --------

   The accompanying notes are an integral part of these consolidated financial statements.

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.      BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        Business -- Aspec Technology, Inc. (the "Company") is a leading provider of merchant semiconductor intellectual property ("SIP") solutions for high-performance, complex IC designs, including system-on-a-chip ICs.

        Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany accounts and transactions are eliminated.

        Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

        Cash Equivalents -- Cash equivalents consist of short-term highly liquid debt investments with original maturities of 90 days or less.

        Property and Equipment -- Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives, generally three to five years.

        Software Development Costs -- Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time certain development costs required to attain general production release would be capitalized. To date, the Company's software development has essentially been completed concurrent with the establishment of technological feasibility, and, accordingly, no costs have been capitalized.

        Concentration of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and equivalents and accounts receivables. Cash equivalents consist primarily of money market instruments carried at cost, which approximates fair market value. Management believes the credit risk associated with such instruments is minimal.

        Revenue Recognition -- A majority of the Company's license revenue has been recognized on a percentage of completion basis based upon actual costs incurred since Aspec's products typically involve levels of adaptation or completion. License terms typically include a payment upon execution of the agreement with further payments upon completion of milestones. Revenue is recognized ratably as the work is performed on the project. Billings in excess of revenue are recorded as customer advances, while revenue in excess of billings is recorded as unbilled receivables. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The time required to adapt a product for a specific customer application generally ranges from three to twelve months. License revenue for products not requiring adaptation is recognized upon delivery and when collection is reasonably assured.

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Revenue from support and maintenance contracts is deferred as customer advances and recognized ratably over the term of the agreement, which is typically one year. Royalty revenues are earned and recognized in the period reported by the customer or when cash is received.

        Income Taxes -- The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

        Stock Compensation -- The Company accounts for stock-based awards granted to employees based on the intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (see Note 8).

        Earnings Per Share -- During fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). All earnings per share (EPS) data for prior periods have been restated to conform with SFAS 128.

        SFAS 128 requires a dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income attributable to common stockholders by the weighted average common shares less shares subject to repurchase rights outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

        Recent Pronouncements -- In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in the financial statements. It does not require a specific format for the statement, but requires the Company to display an amount representing total comprehensive income for the period in the financial statement. SFAS No. 130 is effective for the Company's 1999 fiscal year that commenced December 1, 1998. The pronouncement will not have a material impact on the Company.

        In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to stockholders. SFAS no. 131 is effective for the Company's 1999 fiscal year that commenced December 1, 1998. The pronouncement will not have a material impact on the Company.

        In March 1998, the Accounting Standards Executive Committee issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 provides guidance on accounting for costs of computer software developed or obtained for internal use. The pronouncement will not have a material impact on the Company.

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.      BUSINESS RISKS AND CREDIT CONCENTRATIONS

        The Company operates in an intensely competitive industry that has been characterized by rapid technological change, short product life cycles, cyclical market patterns and heightened foreign and domestic competition. Significant technological changes in the industry could affect operating results adversely.

        The Company markets and sells its technology to a narrow base of customers which are primarily designers and manufacturers of integrated circuits, and generally does not require collateral. At November 30, 1997, three customers accounted for 15%, 15% and 13% of gross accounts receivables. At November 30, 1996, two customers accounted for 17% and 12% of gross accounts receivables. A significant portion of the Company's revenues are derived from customers in Asia, a region experiencing economic volatility. The Company has experienced a lengthening of the payment period for accounts receivables from certain Asian-based customers. At November 30, 1997, approximately 67.3% of the Company's accounts receivable (including unbilled receivables) were from Asian-based customers. Although the Company currently believes, based in part on continuing discussions with these customers, that its existing accounting reserves are adequate given the estimated exposure related to all of its accounts receivable, there can be no assurance that such accounting reserves will prove to be adequate nor that present or future dislocations in Asian countries or elsewhere or other factors will not have a material adverse effect on the Company's ability to collect its accounts receivable or on its business, operating results and financial condition.

3.      PROPERTY AND EQUIPMENT

Property and equipment consist of (in thousands):

                                                   NOVEMBER 30,
                                            ----------------------
                                                1997         1996
                                            ---------      -------
Computer equipment and software...........  $   6,621      $ 3,674
Office and other equipment ...............        492          243
                                              -------       -------
                                                7,113        3,917
Less accumulated depreciation and
 amortization ............................     (3,008)      (1,439)
                                              -------      -------
                                              $ 4,105       $ 2,478
                                              =======       =======

4.      ACCRUED LIABILITIES

Accrued liabilities consist of (in thousands):

                                                       NOVEMBER 30,
                                                   ---------------------
                                                    1997            1996
                                                   ---------------------
Accrued compensation and related benefits .......  $1,089          $1,140
Accrued commissions to outside sales
 representatives ................................     651             484
Other ...........................................     639             313
                                                   ------          ------
                                                   $2,379          $1,937
                                                   ======          ======

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.      LINE OF CREDIT

        In March 1998, the Company increased its bank line of credit from $1,000,000 to $4,000,000. Borrowings under this line are due on demand, are collateralized by substantially all of the Company's assets and bear interest at the bank's prime rate (8.5% at December 31, 1997) plus 0.5%. As of November 30, 1997, there were no borrowings outstanding under the line. The Company must maintain compliance with certain current and net worth ratio covenants under this agreement. As of November 30, 1997, the Company was in compliance with these covenants.

6.      LEASE COMMITMENTS

        The Company leases its primary operating facility under a noncancelable operating lease agreement which expires in November 2001. Rent expense incurred under operating leases was approximately $465,000 and $186,000 for the years ended November 30, 1997 and 1996, respectively.

        Future minimum lease commitments under operating leases as of November 30, 1997 are as follows (in thousands):

  YEAR ENDING
  NOVEMBER 30,
--------------
      1998.................................................         $  417
      1999.................................................            400
      2000.................................................            418
      2001.................................................            435
                                                                    ------
Total minimum lease payments...............................         $1,670
                                                                    ======

7.      REDEEMABLE STOCK

        Redeemable Preferred Stock -- During 1996, the Board of Directors authorized and designated 130,385 shares of Series A redeemable preferred stock. In May and June 1996, the Company sold an aggregate of 130,378 shares of Series A redeemable preferred stock at $100 per share, resulting in net proceeds of approximately $12,953,000. The significant terms of the Series A redeemable preferred stock are as follows:

o In the event of liquidation, dissolution or winding up of the Company, the redeemable preferred stockholders shall receive, per share, the greater of
    (1) the initial issue price ($100) plus all accrued but unpaid dividends or
    (2) $141.86, prior to any distribution to be made to holders of the Company's common stock.

o Dividends shall accrue on a daily basis at the rate of 6% per annum on the sum of the liquidation value plus all accrued but unpaid dividends.

o   The redeemable preferred shares have no voting rights except that:

    o The Series A preferred stockholders, voting as a class, shall be entitled to elect two directors as long as the holders of record on June 30, 1996 continue to hold 50% or more of the Series A preferred shares (or to elect one director if the holders of record on June 30, 1996 continue to hold 25% to 50% of the Series A preferred shares).

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     o So long as any Series A preferred shares remain outstanding, the corporation shall not, without a vote of 55% of the outstanding Series A preferred shares, issue securities with equity features senior to Series A preferred stock, liquidate, change the Series A preferred rights or merge or consolidate with another entity which results in the Company's common stockholders immediately prior to the transaction owning less than 66.7% of the common stock after the transaction.

o    The redeemable preferred shares are not convertible into common stock.

        On May 1, 1998, the Company completed the public offering of 6,000,000 shares of Common Stock through a Registration Statement declared effective by the Securities and Exchange Commission on April 27, 1998.

        The aggregate liquidation and redemption value of the Series A Redeemable Preferred Stock was approximately $18.5 million at May 6, 1998. In connection with the redemption of all outstanding shares of such Series A Redeemable Preferred Stock from the proceeds of the Company's initial public offering in May 1998, as required by the terms of such shares, the difference between the book value and the redemption value of approximately $4.1 million was recorded as accretion for Preferred Stock when determining income attributable to common stockholders and earnings per share. This $4.1 million of accretion was recorded in the second quarter of fiscal 1998 when the offering was completed.

        Redeemable Common Stock -- During May and June 1996, the Company sold an aggregate of 4,778,804 shares of redeemable common stock to the preferred stock investors for net proceeds of approximately $7,116,000. Under a stockholder rights agreement, these investors have a put option, exercisable at any time after the seventh anniversary of the agreement, to require the Company to repurchase for cash all of the common shares held by such investors at a price determined based upon the then market value of the Company divided by the number of common shares outstanding. This right terminated upon the IPO, whereupon the redeemable common stock converted to nonredeemable common stock.

8.      STOCKHOLDERS' EQUITY (DEFICIENCY)

        Retained Earnings (Deficit) -- The Company's retained earnings (deficit) at November 30, 1997 is comprised of (in thousands):

                                                 NOVEMBER 30,
                                                     1997
                                                 ------------
Cumulative net income from inception........      $  5,101
Cumulative accretion of redeemable preferred        (1,215)
stock.......................................
Repurchase of common stock..................       (20,193)
                                                  --------
                                                  $(16,307)
                                                  ========

        Stock Split -- During 1997, the Company effected a two for one split of the outstanding shares of common stock. All shares and per share data in the accompanying financial statements have been retroactively adjusted to reflect the stock split.

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Repurchase of Common Stock -- During August 1996, the Company repurchased an aggregate of 4,778,786 shares of common stock held by certain founders of the Company at $4.227 per share for an aggregate purchase price of approximately $20,200,000.

        Employee Stock Plans -- Under the 1992 Employee Stock Purchase Plan (the 1992 Plan), 4,000,000 shares of the Company's common stock were reserved and available for issuance to officers, directors, employees and consultants of the Company. The 1992 Plan provides that the purchase or exercise price of the stock covered by the Plan shall be no less than the fair value of the Company's common stock at the date of the grant, as determined by the Board of Directors. The Board of Directors also has the authority to set exercise dates (generally no longer than ten years from the date of grant), payment terms and other provisions for each grant. Stock purchase rights and options granted under the plan generally vest as to 25% of the shares on the first anniversary of the date of grant and thereafter vest ratably over three years. The Company has the option to repurchase exercised shares that have not vested at the original purchase price upon termination of employment. As of November 30, 1996, there were no stock purchase rights outstanding under the 1992 Plan and in December 1996, the Company's Board of Directors determined not to grant or issue any additional shares under the 1992 Plan.

        In 1996, the Board of Directors adopted the 1996 Stock Option Plan (the 1996 Plan). Under this plan, 4,500,000 shares have been reserved for issuance to directors, officers, employees and consultants to the Company at prices not less than the fair market value for incentive options. These options generally expire five to ten years from the date of grant. Incentive and nonstatutory options normally vest and become exercisable at an annual rate of 25%.

        In 1997, the Board of Directors adopted the 1997 Director Option Plan (the Director Plan) and reserved 250,000 shares of common stock for grants of options to each outside director. The Director Plan provides for the automatic grant to outside directors of an option to purchase 25,000 shares of common stock at the time the director joins the board and an option to purchase 5,000 shares of common stock upon the outside director's annual reelection to the Board.

        During 1997, the Company adopted the 1997 Employee Stock Purchase Plan and, as amended in March 1998, reserved 500,000 shares of common stock (plus annual increases equal to the lesser of (i) the shares underlying options granted in the immediately preceding year or (ii) a lesser amount determined by the Board) for sale to employees thereunder at a price no less than 85% of the lower of the fair market value at the beginning of the six-month offering period or the end of such offering.

        A summary of activity under the 1996 Plan and the Director Plan is as follows (in thousands, except per share amounts):

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                OUTSTANDING OPTIONS
                                       ------------------------------------------------------------------
                                                                                                WEIGHTED
                                         SHARES                                                  AVERAGE
                                        AVAILABLE      NUMBER         EXERCISE      AGGREGATE    EXERCISE
                                        FOR GRANT     OF SHARES         PRICE         PRICE       PRICE
                                        ---------     ---------    ------------    ----------   ---------
Options reserved at 1996 Plan inception    4,500
  Options granted                           (554)         554       $2.20-$4.25      $2,159     $  3.90
  Options cancelled                           13          (13)         $2.20            (29)      $2.20
                                        ---------     ---------                    ----------
Balances November 30, 1996                 3,959          541       $2.20-$4.25       2,130       $3.94

  Options reserved under the Director        250
  Plan
  Options granted                         (1,372)       1,372       $5.00-$8.50      10,400     $  7.58
  Options canceled                           462         (462)      $2.20-$8.00     $(2,684)    $  5.81
  Options exercised                                        (2)         $5.00            (10)    $  5.00
                                        ---------     ---------                    ----------
Balances November 30, 1997                 3,299        1,449       $2.20-$8.50     $9,836      $  6.79
                                        ==========    =========                    ==========

        At November 30, 1997, approximately 3,074,000 shares were available for future grant under the 1996 Plan. At November 30, 1997, 225,000 shares were available for future grant under the 1997 Director Option Plan. As of November 30, 1997, approximately 858,000 shares exercised and outstanding under the 1992 Plan were subject to repurchase by the Company at the original purchase price.

        The weighted average fair value of rights or options granted in fiscal 1996 and 1997 was $0.56 and $2.11, respectively. At November 30, 1996, no options were exercisable.

        In connection with certain issuances of stock rights or options under the Plans, the Company recorded stock compensation for the difference between the deemed fair value for accounting purposes and the issuance or exercise price. Such amounts are amortized to expense over the related vesting periods.

        Additional information regarding options outstanding as of November 30, 1997 is as follows:

                                  OPTIONS OUTSTANDING                          EXERCISABLE OPTIONS
                     -------------------------------------------------    ------------------------------
                                        WEIGHTED AVE.
 RANGE OF                                 REMAINING
 EXERCISE              NUMBER            CONTRACTUAL     WEIGHTED AVE.      NUMBER         WEIGHTED AVE.
  PRICES             OUTSTANDING         LIFE (YRS)     EXERCISE PRICE    EXERCISABLE     EXERCISE PRICE
-----------          -----------       --------------   --------------    -----------     --------------
$2.20-$4.25            328,250              6.1           $   3.92         125,749          $   4.08
$5.00-$6.80            325,700              8.2               6.68           4,750              6.80
$8.00-$8.50            795,240              9.1               8.02          13,840              9.00
                     ---------            -----              -----       ---------             -----
                     1,449,190              8.2           $   6.79         144,339          $   4.55
                     =========            =====              =====       =========             =====

        Additional Stock Plan Information -- Effective for fiscal 1997, the Company was required to adopt the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 defines a fair value method of accounting for stock-based compensation awards to employees. The Company has elected to continue to follow the provisions of Accounting Principals Board No. 25, "Accounting for Stock Issued to Employees," and its related interpretations.

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        SFAS 123 requires that the fair value of stock-based awards to employees be calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, five years; no stock volatility; risk free interest rate, approximately 6.0% in 1996 and 6.1% in 1997; and no dividend payments during the expected term. Forfeitures are recognized as they occur. If the computed fair values of the 1996 and 1997 awards had been amortized to expense over the vesting period of the awards, pro forma income attributable to common stockholders and diluted earnings per share would have been approximately $2,036,000 ($0.09 per share) in 1996 and a loss of ($819,000) (or ($0.04) per share) in 1997. However, the impact of outstanding non-vested options granted prior to 1996 has been excluded from the pro forma calculation; accordingly, the 1996 and 1997 pro forma adjustments are not indicative of future period pro forma adjustments, when the calculation will apply to all applicable stock options.



9.      INCOME TAXES

        The provision for income taxes for the years ended November 30 consists of (in thousands):

                                                         1997          1996
                                                       -------       -------
Current:
    Federal........................................... $ 1,884       $ 1,484
    State.............................................     401           469
    Foreign...........................................     580           177
                                                       -------       -------
Total current.........................................   2,865         2,130
                                                       -------       -------
Deferred:
    Federal...........................................  (1,894)         (370)
    State.............................................    (332)          (52)
                                                       -------       -------
Total deferred........................................  (2,226)         (422)
                                                       -------       -------
Total provision for income taxes...................... $   639       $ 1,708
                                                       =======       =======

        The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income before taxes as a result of the following (in thousands):

                                                         1997          1996
                                                       -------       -------
Income tax expense.................................... $   543       $ 1,416
State income taxes, net of federal benefit............      81           250
Other.................................................      15            42
                                                       -------       -------
Total provision for income taxes...................... $   639       $ 1,708
                                                       =======       =======

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities as of November 30 are as follows (in thousands):

                                                             1997        1996
                                                            ------      -----
Deferred tax assets:
    Customer advances included in taxable income..........  $1,930      $ 106
    Reserves and accruals not current deductible..........     664        213
    State taxes...........................................     136        169
    Depreciation and amortization.........................      --         16
                                                              ----      -----
Net deferred tax assets...................................  $2,730      $ 504
                                                            ======      =====


10.     EARNINGS PER SHARE

        In accordance with the disclosure requirements of SFAS 128, a reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts). For the purposes of the EPS compilation, net income has been reduced by the amount of the periodic accretion for redeemable preferred stock (see Note 7).

                                                          YEAR ENDED NOVEMBER 30,
                                                          -----------------------
                                                             1997         1996
                                                          ---------    ----------
Numerator -- Basic and diluted EPS
    Net income..........................................    $   136    $ 2,066
                                                            =======    =======
Denominator -- Basic EPS
    Common stock outstanding.............................    21,365     21,064
                                                             ======    =======
Basic earnings per share................................    $  0.01    $  0.10
                                                            =======    =======
Denominator -- Diluted EPS
    Denominator-- Basic EPS..............................    21,365     21,064
    Effect of dilutive securities:
        Common shares subject to repurchase rights.......       978        854
        Stock purchase rights and options................       242        479
                                                             ------    -------
                                                            $22,585    $22,397
Diluted earnings per share..............................    $  0.01    $  0.09
                                                            =======    =======

11.     MAJOR CUSTOMERS AND INTERNATIONAL SALES

        In fiscal 1997 and 1996, one customer accounted for more than 10% of revenue.

        Export sales to Asia, Europe and North America accounted for approximately 69% and 53% of total revenue for the years ended November 30, 1996 and 1997, respectively. Export sales to Asia accounted for approximately 61% and 48% of total revenue in fiscal 1996 and 1997, respectively.

12.     EMPLOYEE BENEFIT PLAN

        The Company has established a 401(k) tax-deferred savings plan. Employees meeting the eligibility requirements, as defined, may contribute specified percentages of their salaries. The Company has not contributed to the plan to date.

                             ASPEC TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.     RESTATEMENT OF FINANCIAL STATEMENTS

        The Company, after consultation with its new independent accountants, PricewaterhouseCoopers LLP, determined to restate its financial results for the fiscal years ended November 30, 1997 and 1996. The restatement relates principally to the timing of revenue recognized on certain of the Company's contracts. Specifically, the revenue adjustments relate to three principal areas: (i) changes due to revisions in the estimated progress on contracts that were accounted for on a percentage of completion basis, (ii) the deferral of previously recognized revenue on a distribution contract and (iii) the accounting for exchange rights on a specific contract.

        As a result of the restatement, the financial statements have been restated as summarized below (in thousands, except per share amounts):

                                                   YEAR ENDED                       YEAR ENDED
                                                NOVEMBER 30, 1997               NOVEMBER  30, 1996
                                             ------------------------        ---------------------------
                                             AS REPORTED      RESTATED       AS REPORTED         RESTATED
                                             -----------      --------       -----------         --------
Revenue                                       $22,392          $20,278          $15,265          $14,999
Net income                                      2,227              959            2,617            2,458
Income attributable to common stockholders      1,404              136            2,225            2,066
Diluted earnings per share                    $  0.06          $  0.01          $  0.10           $ 0.09


14.      LEGAL PROCEEDINGS

         A number of securities class actions have been filed against the Company and certain of its officers and directors. One federal complaint was filed in the United States District Court for the Northern District of California; other complaints were filed in the Superior Court of Santa Clara County. The lawsuits concern the Company's financial results for the second quarter of fiscal 1998 and were filed on behalf of persons who purchased the Company's stock between April 28, 1998 and June 30, 1998. The complaints allege violations of state and/or federal securities laws arising out of alleged misstatements and omissions to state material facts about the Company's initial public offering of Common Stock. The Company believes that the actions are without merit and intends to defend against them vigorously. Nevertheless, litigation is subject to inherent uncertainties, and thus there can be no assurance that these suits will be resolved favorably to the Company or will not have a material adverse effect on the Company's financial condition and results of operations.

14.      SUBSEQUENT EVENTS

         In April 1998, the Company completed its purchase of SIS Microelectronics, Inc., an engineering design services company located in Longmont, Colorado in exchange for the issuance of an aggregate 400,000 shares of Common Stock. As part of this transaction the Company expensed approximately $700,000 of in-process research and development in the second quarter of fiscal 1998.